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                                                               EXHIBIT (12)(iii)

             COMPUTATION OF PRO FORMA OF EARNINGS TO FIXED CHARGES

                                 STOCK ELECTION MERGER                 ALTERNATIVE MERGER
                              ---------------------------        -----------------------------
                              TWELVE MONTHS    SIX MONTHS        TWELVE MONTHS      SIX MONTHS
                                  ENDED           ENDED              ENDED             ENDED
                               DECEMBER 31,     JUNE 30,          DECEMBER 31,        JUNE 30,
                                  1998            1999                1998              1999
                              -------------    ----------        -------------      ----------
                                                    (Dollars amounts in thousands)
Pro forma Consolidated income
  before income taxes           $222,300        $132,749           $206,133          $124,666
Add:
    Interest and amortization
      of debt expense             49,847          26,124             65,548            33,974
    Interest portion of rental
      expense                      9,177           4,330              9,177             4,330
                                --------        --------           --------          --------
    Total pro forma earnings    $281,324        $163,203           $280,858          $162,970
                                ========        ========           ========          ========

Fixed charges:
    Interest and amortization
      of debt expense           $ 49,847        $ 26,124           $ 65,548          $ 33,974
    Capitalized interest           1,694             940              1,694               940
    Interest portion of rental
      expense                      9,177           4,330              9,177             4,330
                                --------        --------           --------          --------

    Total fixed charges         $ 60,718        $ 31,394           $ 76,419          $ 39,244
                                ========        ========           ========          ========

Pro forma ratio of earnings to
  fixed charges                      4.6x            5.2x               3.7x              4.2x
                                ========        ========           ========          ========